                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by Registrant        [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                 [ ] Confidential, for Use of the Commission Only
[X]  Definitive Proxy Statement                      (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                REMEDYTEMP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)    Title of each class of securities to which transactions applies:

--------------------------------------------------------------------------------
        (2)    Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
        (4)    Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
        (5)    Total fee paid:

--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount previously paid:

--------------------------------------------------------------------------------
        (2)    Form, schedule or registration statement no.:

--------------------------------------------------------------------------------
        (3)    Filing party:

--------------------------------------------------------------------------------
        (4)    Date filed:

--------------------------------------------------------------------------------

                                REMEDYTEMP, INC.
                                 101 ENTERPRISE
                              ALISO VIEJO, CA 92656

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON FEBRUARY 28, 2002

To the Shareholders of REMEDYTEMP, INC.

        The 2002 Annual Meeting of Shareholders (the "Meeting") of RemedyTemp, Inc., a California corporation (the "Company"), will be held at the Company's corporate headquarters located at 101 Enterprise, Aliso Viejo, California, on February 28, 2002, at 12 noon Pacific Standard Time for the following purposes:

        1. To elect a Board of Directors of nine (9) directors to serve until the next annual meeting of shareholders of the Company and until their successors are elected and qualified; and

        2. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors of the Company has fixed the close of business on January 7, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting.

        ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOU ARE URGED TO SIGN, DATE AND OTHERWISE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND WISH TO DO SO, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE SIGNED AND RETURNED YOUR PROXY CARD.

                                             By Order of the Board of Directors

                                             /s/ Cosmas N. Lykos

                                             Cosmas N. Lykos
                                             Vice President of Business Affairs,
                                             General Counsel and Secretary

Aliso Viejo, California
January 18, 2002

                                REMEDYTEMP, INC.
                                 101 ENTERPRISE
                              ALISO VIEJO, CA 92656

                                  ------------

                             PROXY STATEMENT FOR THE
                       2002 ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 28, 2002

        This Proxy Statement and related materials are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of RemedyTemp, Inc., a California corporation (the "Company"), for use at the Company's 2002 Annual Meeting of Shareholders (the "Meeting") to be held on February 28, 2002, at 12 noon Pacific Standard Time, and at any and all postponements and adjournments of the Meeting. The Meeting will be held at the Company's corporate headquarters located at 101 Enterprise, Aliso Viejo, California 92656. This Proxy Statement and the accompanying form of proxy will be first mailed to shareholders on or about January 18, 2002.

        The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement and form of proxy and the cost of soliciting proxies will be paid by the Company. Proxies may be solicited in person or by telephone, telegraph or cable, and by personnel of the Company who will not receive any additional compensation for such solicitation. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the reasonable expenses of forwarding soliciting material to their principals.

                                     VOTING

        The Board has fixed the close of business on January 7, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. On that date, there were 7,757,497 shares of the Company's Class A Common Stock ("Common Stock") outstanding. Each share of Common Stock is entitled to one vote on any matter that may be presented for consideration and action by the shareholders at the Meeting. Holders of the Company's Class B Common Stock are not entitled to any vote in the election of directors or on any other matters submitted to a shareholder vote except as to certain amendments to the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation"), certain mergers and as otherwise required by law.

        The holders of a majority of the shares of Common Stock outstanding on the record date and entitled to be voted at the Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting and at any adjournments and postponements thereof. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but have no legal effect on Proposal No. 1, Election of Directors, which is determined by plurality.

        Each shareholder entitled to vote may vote by proxy by using the proxy card enclosed with this Proxy Statement. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. The proposals are identified by number and identifying text on the proxy card. Each proxy submitted by a shareholder will, unless otherwise directed by the shareholder in the proxy, be voted according to the recommendation of the Board on that proposal, as set forth later in this Proxy Statement. If a shareholder has submitted a proxy appropriately directing how the shares represented thereby are to be voted, such shares will be voted according to the shareholder's direction. Any shareholder has the power to revoke his or her proxy at any time before it is voted at the Meeting by submitting a written notice of revocation to the Secretary or Assistant Secretary of the Company or by filing a duly executed proxy bearing a later date. A proxy will not be voted if the shareholder that executed it is present at the Meeting and elects to vote the shares represented thereby in person.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The table below sets forth the following information as of January 7, 2002: (i) the number of shares of the Company's Class A Common Stock beneficially owned by those known by the Company to be beneficial owners of more than five percent (5%) of the outstanding shares of the Company's Class A Common Stock; and (ii) the number of shares of the Company's Class A and Class B Common Stock beneficially owned by each of the present directors, executive officers named in the Summary Compensation Table on page 7 of this Proxy Statement, and by all directors and executive officers of the Company as a group. On January 7, 2002, there were 7,757,497 shares of Class A Common Stock outstanding and 1,563,844 shares of Class B Common Stock outstanding. Unless otherwise stated, and except for voting powers held jointly with a person's spouse, the persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. All information with respect to beneficial ownership is based on filings made by the respective beneficial owners with the Securities and Exchange Commission (the "Commission") or information provided to the Company by such beneficial owners.


                                                  CLASS A                            CLASS B
                                               COMMON STOCK:                       COMMON STOCK:
                                             AMOUNT AND NATURE                   AMOUNT AND NATURE
                                               OF BENEFICIAL       PERCENT OF     OF BENEFICIAL       PERCENT OF
            BENEFICIAL OWNER                   OWNERSHIP (1)        CLASS (%)    OWNERSHIP (1)(2)     CLASS (%)
            ----------------                 -----------------     ----------    -----------------    ----------
William D. Cvengros (3)(4)                        35,762                *                --               --
James L. Doti (3)(4)                              34,262                *                --               --
Robert A. Elliott (4)(5)                          32,762                *                --               --
Mary George (4)(6)                                11,282
Gunnar B. Gooding (7)(8)                          28,335                *                --               --
J. Michael Hagan (4)(9)                           25,262                *                --               --
Cosmas N. Lykos(8)                                25,000               --                --               --
Robert E. McDonough, Sr. (4)(10)               2,089,867             26.9%          195,568             12.5%
    101 Enterprise
    Aliso Viejo, CA 92656
Paul W. Mikos (4)(11)                            123,872              1.6%          935,395             59.8%
    101 Enterprise
    Aliso Viejo, CA 92656
Greg Palmer (4)(12)(13)(16)                      227,604              2.9%
Alan M. Purdy (14)(15)                            62,186                *                --               --
John B. Zaepfel (3)(4)                            32,762                *                --               --
Royce and Associates                             984,300             12.7%               --               --
      1414 Avenue of the Americas
      Ninth Floor
      New York, NY 10019

Fidelity Management & Research
Company                                          712,800              9.2%               --               --
      One Federal Street
      Boston, MA 02110-2003

Putnam Investment Management, Inc.               609,613              7.9%               --               --
      One Post Office Square
      Boston, MA 02110
Wasatch Advisors, Inc.                           556,675              7.2%               --               --
        150 Social Hall Avenue
       Salt Lake City, UT 84111
Wellington Management Co. LLP                    464,100              6.0%               --               --
      75 State Street
      19th Floor
      Boston, MA 02109-1809
All directors and executive officers as
a group (13 persons)                           2,753,956             35.5%        1,130,963             72.3%

------------

 *      Less than one percent (1%)

(1) The information contained in this table reflects "beneficial ownership" as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Shares not outstanding that are subject to vested options, or options that vest and become exercisable by the holder thereof within sixty (60) days of January 7, 2002 are deemed outstanding for the purposes of calculating the number and percentage owned by such shareholder, but are not deemed outstanding for the purpose of calculating the percentage owned by each other shareholder listed. Unless otherwise noted, all shares listed as beneficially owned by a shareholder are actually outstanding.

(2) Holders of Class B Common Stock are not entitled to any vote on matters submitted to a shareholder vote except as to certain amendments to the Articles of Incorporation, certain mergers and as otherwise required by law. The Class B Common Stock automatically converts into Class A Common Stock on a share-for-share basis upon the earliest to occur of (i) a transfer to a non-affiliate of the holder thereof in a public offering pursuant to an effective registration statement or Rule 144 promulgated under the Securities Act of 1933, as amended, (ii) the death or legal incapacity of Robert E. McDonough, Sr., or (iii) the tenth anniversary of the closing of the Company's initial public offering.

(3) Includes 27,500 shares of Class A Common Stock that are issuable upon exercise of vested non-employee director stock options and 2,500 shares of Class A Common Stock that are issuable upon exercise of non-employee director stock options that vest on the date of the Meeting if the director remains a director until then.

(4) Includes shares held by certain trusts established for the benefit of the shareholder and/or the shareholder's family.

(5) Includes 22,500 shares of Class A Common Stock that are issuable upon exercise of vested non-employee director stock options and 2,500 shares of Class A Common Stock that are issuable upon exercise of non-employee director stock options that vest on the date of the Meeting if the director remains a director until then.

(6) Includes 7,500 shares of Class A Common Stock that are issuable upon exercise of vested non-employee director stock options and 2,500 shares of Class A Common Stock that are issuable upon exercise of non-employee director stock options that vest on the date of the Meeting if the director remains a director until then.

(7) Includes 2,000 shares of Class A Common Stock that are issuable upon exercise of vested stock options.

(8) Includes 25,000 shares of restricted stock that vest five years from the grant date of December 19, 2001 or earlier if certain pre-established performance goals have been met.

(9) Includes 17,500 shares of Class A Common Stock that are issuable upon exercise of vested non-employee director stock options and 2,500 shares of Class A Common Stock that are issuable upon exercise of non-employee director stock options that vest on the date of the Meeting if the director remains a director until then.

(10) Includes 86,667 shares of Class A Common Stock that are issuable upon exercise of vested stock options.

(11) Includes 123,812 shares of Class A Common Stock that are issuable upon exercise of vested stock options.

(12)    Includes shares held in community property.

(13) Includes 120,174 shares of Class A Common Stock that are issuable upon exercise of vested stock options.

(14) Includes 26,099 shares of Class A Common Stock that are issuable upon exercise of vested stock options.

(15) Includes 35,000 shares of restricted stock that vest five years from the grant date of December 19, 2001 or earlier if certain pre-established performance goals have been met.

(16) Includes 100,000 shares of restricted stock that vest five years from the grant date of December 19, 2001 or earlier if certain pre-established performance goals have been met.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

        In general, the Company's directors are elected at each annual meeting of shareholders. Currently, the number of directors of the Company is nine (9). Accordingly, at the Meeting, the Company's shareholders are being asked to elect nine (9) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified. The nominees receiving the greatest number of votes at the Meeting up to the number of authorized directors will be elected.

        The nine (9) nominees for election as directors at the Meeting as set forth in the following table are all incumbent directors. Each of the nominees was re-elected at the Company's 2001 Annual Meeting of Shareholders except for Mr. Palmer, who was elected as a director by the Board to fill a vacancy in April, 2001. Each of the nominees has consented to serve as a director if elected. Except to the extent that authority to vote for any directors is withheld in a proxy, shares represented by proxies will be voted FOR such nominees. In the event that any of the nominees for director should before the Meeting become unable to serve if elected, shares represented by proxies will be voted for such substitute nominees as may be recommended by the Company's existing Board, unless other directions are given in the proxies. To the best of the Company's knowledge, all the nominees will be available to serve.

        The following biographical information is furnished with respect to the nine (9) nominees for election at the Meeting as of January 18, 2002:

NOMINEE                         AGE    PRINCIPAL OCCUPATION                                DIRECTOR SINCE
-------                         ---    --------------------                                --------------
William D. Cvengros             53     Vice Chairman of PacketVideo Corporation                  1996
James L. Doti                   55     President of Chapman University                           1996
Robert A. Elliott               62     Chairman of Elliott Investment Company                    1997
Mary George                     51     Chairman of Bell Sports, Inc.                             1999
J. Michael Hagan                62     Advisor to and former President and Chief                 1998
                                       Executive Officer of Furon Company
Robert E. McDonough, Sr.        79     Vice Chairman of the Board of the Company                 1978
Paul W. Mikos                   57     Chairman of the Board of the Company                      1993
Greg D. Palmer                  45     President and Chief Executive Officer                     2001
John B. Zaepfel                 65     Chief Executive Officer of the Zaepfel Group              1995

        William D. Cvengros has served as a director of the Company since August 1996. Since March 2001, Mr. Cvengros has served as Vice Chairman of PacketVideo Corporation, a privately-held company providing wireless multi-media software and services for mobile applications. From April 1999 to March 2001, Mr. Cvengros served as Chairman of PacketVideo Corporation. From November 1994 until April 2000, Mr. Cvengros served as the Chief Executive Officer, President and a director of PIMCO Advisors Holdings L.P., a publicly traded investment management firm (PIMCO Advisors). From February 1986 until November 1994, Mr. Cvengros served as Chairman of the Board of Pacific Investment Management Company (PIMCO). From January 1990 until November 1994, Mr. Cvengros was Vice Chairman of the Board of Directors and Chief Investment Officer of Pacific Life Insurance Company, formerly Pacific Mutual Life Insurance Company.

        James L. Doti, Ph.D. has served as a director of the Company since July 1996. Since July 1991, Dr. Doti has served as the President of Chapman University. Dr. Doti has been a member of the Chapman University faculty since 1974 and also holds the Donald Bren Chair in Business and Economics. He is a member of the Board of Directors of Fleetwood Enterprises, Standard Pacific Corporation and First American Financial Corporation.

        Robert A. Elliott has served as a director of the Company since December 1997. Since 1988, Mr. Elliott has served as President and Chairman of Elliott Investment Company. Prior to founding Elliott Investment Company, Mr. Elliott served as the Chairman and Chief Executive Officer of VLI Corporation ("VLI"), a publicly traded company specializing in the manufacturing and marketing of personal care products from 1984 until 1987. Prior to joining VLI, Mr. Elliott was a Vice President of Howmedica, Inc., a subsidiary of Pfizer, Inc. Mr. Elliott is a member of the Board of Trustees of Chapman University and has also served as a director of Polymer Technology Group since 1990.

        Mary George has served as a director of the Company since November 1999. Since October 1994, Ms. George has served as an officer of Bell Sports, Inc., including as its Chief Executive Officer from July 1998 until August 2000 and has served as its Chairman since August 2000. Additionally, Ms. George has served as a director of Bell Sports, Inc. since August 1998.

        J. Michael Hagan has served as a director of the Company since March 1998. From 1991 until November 1999, Mr. Hagan served as Chairman of the Board of Directors and Chief Executive Officer of Furon Company, having previously served as President of Furon Company from 1980 to 1991. Since November 1999, Mr. Hagan has served as director of Saint Gobain Corporation which acquired Furon in November 1999. Mr. Hagan is also a director of Freedom Communications, Inc. and Ameron, Inc. Since March 2000, Mr. Hagan has served as a trustee for each of the following PIMCO Funds: Pacific Investment Management Series; PIMCO Commercial Mortgage Securities Trust, Inc.; and PIMCO Variable Insurance Trust.

        Robert E. McDonough, Sr. has served as Vice Chairman of the Board of the Company since January 2001. He served as Chairman of the Board of the Company from August 1978 until January 2001. Mr. McDonough founded the Company in 1965 and has been involved in the management, long-term operation and strategic planning of the Company since that time. For 29 years, until May 1994, he served as the Company's Chief Executive Officer. Mr. McDonough is the father-in-law of Paul W. Mikos.

        Paul W. Mikos has served in various positions in the Company since 1977, including as President from 1985 until January 2001. Mr. Mikos has served as Chairman of the Board of the Company since January 2001. He served as Chief Executive Officer of the Company from January 1996 until January 2001 and has been a director of the Company since May 1993. From May 1994 until January 1996, he served as co-Chief Executive Officer of the Company. Prior to joining the Company, Mr. Mikos worked for ARA as a Regional Sales Director from August 1976 until October 1977. From July 1968 until August 1976, Mr. Mikos worked for IBM in sales management. Mr. Mikos is the son-in-law of Robert E. McDonough, Sr.

        Greg Palmer has served as the Company's President and Chief Executive Officer since January 2001. Prior to that time, Mr. Palmer served as the Company's Executive Vice President and Chief Operations Officer from January 1998 to January 2001. From 1985 to December 1997, Mr. Palmer served in senior level management positions in the southeast and northeast divisions and as Senior Vice President in charge of managing operations in the western United States for Olsten Corporation, formerly a provider of staffing and health care services.

        John B. Zaepfel has been a director of the Company since June 1995. From 1974 until 1985, Mr. Zaepfel was President and Chief Executive Officer of Chartpak-Picket Industries, Inc., a wholly-owned subsidiary of The Times Mirror Company. In 1985, Mr. Zaepfel founded CPG International, Inc., a graphics art and engineering firm, and served as its President and Chief Executive Officer from 1985 until its sale in 1989. Since 1989, Mr. Zaepfel has been Chief Executive Officer of the Zaepfel Group, a private investment and consulting firm. Since July 1999 Mr. Zaepfel has served as a director of the Troy Group, Inc.

ELIMINATION OF CUMULATIVE VOTING

        The Company's Amended and Restated Bylaws (the "Bylaws") provide that when the Company becomes a "listed corporation" within the meaning of the California Corporations Code (i.e., has at least 800 holders of its equity securities as of the record date of the Company's most recent annual meeting of shareholders), cumulative voting rights will be eliminated. The Company had more than 800 shareholders on February 19, 1997. Consequently, cumulative voting rights were eliminated on February 19, 1997.

BOARD COMMITTEES AND MEETINGS

        The Audit Committee of the Board ("Audit Committee") currently consists of Messrs. Cvengros, Elliott and Zaepfel (Chair). The Audit Committee meets with the Company's independent accountants, makes recommendations to the Board concerning the acceptance of the reports of such accountants and the accounting policies and procedures of the Company, and reviews financial plans and operating results of the Company. The Board has adopted a written charter for the Audit Committee. The Audit Committee charter is included as Appendix A to this Proxy Statement. The members of the Audit Committee are independent directors as defined under the National Association of Securities Dealers' listing standards.

        The Leadership Development and Compensation Committee ("Compensation Committee") of the Board currently consists of Dr. Doti, Ms. George (Chair) and Mr. Hagan. The Compensation Committee sets the performance goals, annual salary and incentive compensation of the Company's executive officers and its key employees. Additionally, the Compensation Committee administers the Company's 1996 Amended and Restated Stock Incentive Plan and 1996 Employee Stock Purchase Plan.

        The Executive Committee of the Board ("Executive Committee") currently consists of Mr. Cvengros, Mr. Elliott and Mr. Hagan (Chair). The Executive Committee acts on behalf of the Board to mentor and review the performance of the Company's Chief Executive Officer. The Executive Committee also meets with the Company's Chief Executive Officer to provide certain strategic, shareholder and organizational planning recommendations.

        The Nominating Committee of the Board ("Nominating Committee") currently consists of Mr. Cvengros, Dr. Doti and Mr. Elliott (Chair). The Nominating Committee identifies, interviews and recommends to the Board potential new Board members and makes recommendations to the Board regarding corporate governance issues.

        The Board acts as a committee of the whole with respect to nominations for membership to the Board. The Nominating Committee will consider nominees recommended by shareholders. A shareholder desiring to make such a recommendation should submit the name, address, telephone number, and qualifications of the proposed nominee in writing to the Company's Secretary and must comply with the procedures set forth in Section 2.01(c) of the Company's Bylaws.

        During the Company's fiscal year ended September 30, 2001, there were six (6) meetings of the Board, four (4) meetings of the Audit Committee, four
(4) meetings of the Compensation Committee, one (1) meeting of the Nominating Committee, and ten (10) meetings of the Executive Committee. While a director, all of the Board members attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the meetings of the Board, and
(ii) the total number of meetings held by all Committees of the Board on which each such director served.

DIRECTORS' COMPENSATION

        Directors who are also employees or officers of the Company receive no extra compensation for their service on the Board. Pursuant to the Company's Non-Employee Director Compensation and Deferral Plan, effective March 16, 1998 (the "Director Plan"), non-employee, non-officer directors receive an annual retainer in the form of shares of Common Stock valued at $20,000 on the date of their election or re-election to the Board (the "Director Shares"). Once issued, the Director Shares are held in trust, on a deferred basis until a director is no longer a director of the Company. The Director Shares are issued to such trust no later than ten (10) business days after the next annual meeting of shareholders following election or re-election, provided that the director has remained a director during such time. Participation in the Director Plan is mandatory. Additionally, the following cash fees are paid by the Company to each non-employee, non-officer director per meeting attended: $2,000 per Board meeting; $1,500 per Executive Meeting, with the Chair receiving $2,000; and $750 for each meeting of all other committees of the Board, with the Chair receiving $1,000. Non-employee, non-officer directors also receive reimbursement for out-of-pocket expenses relating to Company business.

        Pursuant to the Company's 1996 Amended and Restated Stock Incentive Plan (the "Incentive Plan"), each non-employee director of the Company automatically receives, upon becoming a director, a one-time grant of an option to purchase up to 5,000 shares of Common stock at an exercise price equal to the fair market value of the Common Stock on the date of the option's grant. These non-employee director options have a term of ten (10) years and become exercisable with respect to fifty percent (50%) of the underlying shares on the grant date and with respect to an additional fifty percent (50%) of the underlying shares on the date of the next annual meeting of shareholders of the Company following the grant date (or, if an annual meeting of shareholders occurs within six months after the grant date, then on the date of the second annual shareholders' meeting after the grant date), provided that the recipient has remained a director since the grant date. In addition to an initial grant, each non-employee director also will receive, upon each re-election to the Board, an automatic grant of an option to purchase up to 2,500 additional shares of Common Stock. These additional options will vest and become exercisable upon the earlier to occur of (i) the first anniversary of the grant date, or (ii) immediately prior to the annual meeting of shareholders of the Company next following the grant date, if the director has served as a director from the grant date to such earlier date. All non-employee director options will have a term of ten (10) years and an exercise price equal to the fair market value of a share of Common Stock on the date of grant. Vesting of non-employee director options accelerates if the recipient of the option ceases to be a director of the Company or its successor in connection with a change in control.

        Grants of non-employee directors' options under the Incentive Plan count against its current limit of 1,800,000 shares of Common Stock. Shares underlying non-employee directors' options that expire or are terminated or canceled will become available for further awards under the Incentive Plan. In the event that a recipient of non-employee directors' options ceases to be a director of the Company, all such options granted to the director will be exercisable, to the extent they were exercisable at the date directorship ceased, for a period of 365 days or, if earlier, the expiration of the option according to its terms. Vesting accelerates upon certain transactions including dissolution, merger and change in control. The Incentive Plan provides that the exercise price may be paid by Company loan or withholding of underlying stock, or deferred until completion of broker-assisted exercise and sale transactions.

        Pursuant to the amended terms of the Incentive Plan, each non-employee director was awarded a non-employee directors' option to purchase 2,500 shares of Common Stock on February 28, 2001 upon the directors' re-election to the Board at the 2001 Annual Meeting.

RECOMMENDATION OF THE BOARD

        The Board recommends that the shareholders vote FOR the nine (9) nominees listed above. Proxies received will be so voted unless shareholders specify otherwise in the proxy.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

        The following table sets forth the compensation earned for the last three (3) fiscal years by (i) each person who served as the Company's Chief Executive Officer ("CEO") during the fiscal year ended September 30, 2001, and
(ii) the Company's four (4) most highly compensated executive officers other than the CEO who were serving as executive officers at the end of the fiscal year ended September 30, 2001 (the "Named Executive Officers").


                                                                                                    Long-Term
                                                                                                   Compensation
                                                                                                      Awards
                                                                     Annual Compensation            Securities
                                                                 -----------------------------      Underlying        All Other
Name and Principal Position                         Year          Salary ($)        Bonus ($)       Options (#)    Compensation ($)
-------------------------------------------     ------------     ------------     ------------     ------------   -----------------
Greg Palmer (1)                                         2001          383,436          160,000           50,000           64,927
     President and                                      2000          341,645          106,599           50,000                *
     Chief Executive Officer                            1999          330,906          135,907           50,000                *

Paul W. Mikos (2)                                       2001        2,167,490               --               --          268,451
     Chairman of the                                    2000          450,000           90,000           15,000           67,166
     Board of Directors                                 1999          426,154          215,000           20,000           72,687

Robert E. McDonough, Sr. (3)                            2001          410,000          160,000               --           79,517
     Vice Chairman of the                               2000          409,948          160,000           10,000           84,221
     Board of Directors                                 1999          430,385          190,000           20,000           92,555

Alan M. Purdy (4)                                       2001          235,346           89,918            5,000           37,903
     Senior Vice President,                             2000          226,397           91,267           10,000           69,238
     Chief Financial Officer                            1999          219,803          119,621           11,000           48,208

Gunnar B. Gooding                                       2001          179,520           46,614           15,000                *
     Vice President, Human                              2000          175,520           10,890               --                *
     Resources and Legal Affairs                        1999          170,562               --               --                *

Cosmas N. Lykos                                         2001          163,847           51,000            5,000                *
     Vice President of Business                         2000          145,064           42,000            4,000                *
     Affairs, General Counsel and Secretary             1999          140,464           32,900               --                *

------------------

*       Less than 10% of salary plus bonus.

(1) In January 2001, Mr. Palmer became the Company's CEO and President. 2001 Other Compensation includes $36,000 for country club membership dues.

(2) During the fiscal year ended September 30, 2001, Mr. Mikos served as the Company CEO and President until January 2001. 2001 Annual Compensation includes $1,800,000 pursuant to Mr. Mikos's Severance Agreement and General Release with the Company (the "Severance Agreement"). 2001 Other Compensation includes $227,820 in estimated costs for the related benefits outlined in the Severance Agreement. 2000 Other Compensation includes $26,688 in use of Company-owned vehicles and $34,684 in life insurance premiums paid by the Company. 1999 Other Compensation includes $37,844 in use of Company-owned vehicles and $22,307 in life insurance premiums paid by the Company.

(3) 2000 Other Compensation includes $61,668 in life insurance premiums paid by the Company. 1999 Other Compensation includes $26,565 in use of Company-owned vehicles and $59,439 in life insurance premiums paid by the Company.

(4) 2000 Other Compensation includes $35,625 in realized value in the exercise of Company stock options granted under the Company's Incentive Plan. 1999 Other Compensation includes $31,500 in realized value in the exercise of Company stock options granted under the Company's Incentive Plan.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth information regarding stock options granted to the Named Executive Officers during the fiscal year ended September 30, 2001:

                                                  Individual Grants
                           -----------------------------------------------------------------     Potential Realizable Value at
                               Number         % of Total                                         Assumed Annual Rates of Stock
                           of Securities         Options                                            Price Appreciation for
                            Underlying        Granted to        Exercise Of                             Option Term ($)(4)
                              Options        Employees in       Base Price      Expiration       -----------------------------
         Name              Granted (#)(1)     Fiscal Year      ($/share) (2)     Date (3)           5% ($)          10% ($)
-----------------------    --------------    ------------      ------------     ------------     ------------     ------------
Greg Palmer                       50,000             24.2%     $      11.88       02/13/2011          373,400          946,250

Paul W. Mikos                         --               --                --               --               --               --

Robert E. McDonough, Sr               --               --                --               --               --               --

Alan M. Purdy                      5,000              2.4%     $      11.88       02/13/2011           37,340           94,625

Gunnar B. Gooding                 15,000              7.3%     $      11.88       02/13/2011          112,020          283,875

Cosmas N. Lykos                    5,000              2.4%     $      11.88       02/13/2011           37,340           94,625

------------

(1) All options set forth in the above table were granted under the Incentive Plan. All of the option grants are exercisable with respect to thirty-three and one third percent (33 1/3%) of the shares covered thereby starting on the first anniversary of the grant date, and thereafter with respect to an additional thirty-three and one third percent (33 1/3%) of the shares covered thereby on each successive anniversary date. The Incentive Plan is administered by the Compensation Committee, which has broad discretion and authority to construe and interpret the Incentive Plan and to modify outstanding options.

(2) The exercise price and tax withholding obligations related to the exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions. The Incentive Plan permits the Compensation Committee to amend outstanding options; provided, however, prior approval of the Company's shareholders is required to lower the exercise price of outstanding options.

(3) All of the options were granted for a term of ten (10) years from the grant date, subject to earlier termination upon certain events related to termination of employment or a change in control of the Company.

(5) The potential realizable values listed are based on an assumption that the market price of the Common Stock appreciates at the stated rate, compounded annually, from the date of grant to the expiration date. The five percent (5%) and ten percent (10%) assumed rates of appreciation are determined by the rules of the Commission and do not represent the Company's estimate of the future market value of the Common Stock. Actual gains, if any, are dependent on the future market price of the Common Stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

        The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise during the fiscal year ended September 30, 2001 by the Named Executive Officers. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on September 30, 2001 and the aggregate gains that would have been realized had these options been exercised on September 30, 2001, even though these options were not exercised, and the unexercisable options could not have been exercised, on that date.

                                                                   Number of Securities
                                Shares                            Underlying Unexercised             Value of Unexercised
                               Acquired                              Options at Fiscal               In-the-Money Options
                                 on             Value                   Year End (#)               At Fiscal Year End ($)(1)
      Name                   Exercise (#)    Realized ($)      Exercisable    Unexercisable     Exercisable       Unexercisable
-----------------           ------------     ------------     ------------    -------------     ------------      ------------
Greg Palmer                           --               --          125,000          150,000               --            6,250
Paul W. Mikos                         --               --          123,872               --               --               --
Robert E. McDonough, Sr               --               --           71,667           23,333               --               --
Alan M. Purdy                         --               --           49,099           15,333               --              625
Gunnar B. Gooding                     --               --            7,200           19,800               --            1,875
Cosmas N. Lykos                       --               --            8,534           12,466               --              625

---------------------------


(1) These amounts represent the difference between the exercise price of the in-the-money options and the market price of the Company's Common Stock on September 28, 2001 (the last trading day of fiscal 2001). The closing price of the Company's Common Stock on that day on the Nasdaq National Market was $12.00. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

EMPLOYMENT CONTRACTS

        The Company has an Amended and Restated Employment Agreement with Greg Palmer that expires on October 1, 2006, pursuant to which the Company employs Mr. Palmer as its President and CEO. The agreement provides for a base salary of not less than $480,000 per year and an annual performance bonus of up to 60% of Mr. Palmer's base salary based upon satisfaction of annual performance goals set by the Compensation Committee. Additionally, under the agreement, the Company granted to Mr. Palmer on December 16, 1997 an option grant to purchase up to 125,000 shares of Common Stock at $20.72, the fair market value of the Common Stock on the grant date. Such grant vests and becomes exercisable at a rate of twenty percent (20%) per year over a five (5) year period with the first twenty percent (20%) exercisable on December 16, 1998. The grant, once vested, will become exercisable until December 16, 2007. Under the agreement, Mr. Palmer shall also receive from the Company a grant of 150,000 shares of restricted stock of the Company pursuant to the terms set by the Compensation Committee of the Board and the terms of the Company's Incentive Plan. Pursuant to the agreement, if the Company terminates Mr. Palmer's employment as CEO without cause, he shall be entitled to receive from the Company a lump-sum severance payment of 1.6 times Mr. Palmer's annual base salary and maximum annual bonus potential then in effect. Additionally, all granted options will vest automatically and will remain exercisable for the balance of their term. If the Company terminates Mr. Palmer's employment "for cause" (as defined in the agreement), then all of the unexercised options, whether or not vested, shall expire and become unexercisable as of the date of such for cause termination. In the event that there are certain changes in control of the Company and Mr. Palmer is terminated by the Company for any reason except for cause, he shall receive a severance payment equal to 2.9 times his annual base salary and maximum annual bonus potential then in effect (subject to certain tax limitations) and all options granted shall become fully vested and exercisable for the balance of their term.

        The Company has an employment agreement with Robert E. McDonough, Sr. that expires on December 4, 2004, pursuant to which the Company employs Mr. McDonough as Vice Chairman of the Board. As amended on January 18, 2001, the agreement provides for a base salary set annually by the Compensation Committee until December 3, 2001; provided, however that Mr. McDonough's annual base salary shall not be less than $390,000 and annual performance bonus in an amount to be determined by the Compensation Committee based upon satisfaction of certain performance goals set annually by the Compensation Committee. The amount of Mr. McDonough's annual performance bonus shall be no less than $160,000 and no more than 100% of Mr. McDonough's base salary until December 3, 2001. Notwithstanding the aforementioned, effective December 4, 2001, the agreement provides that Mr. McDonough shall receive total annual compensation of $250,000 until December 3, 2002, $200,000 until December 3, 2003 and $150,000 until December 3, 2004. Additionally, pursuant to the terms of the agreement, the Company shall pay McDonough's annual life insurance premiums not to exceed $75,000 and Mr. McDonough is entitled to annual demand registration rights and certain "piggyback" registration rights in future registrations by the Company of its securities.

        The Company has a Severance Agreement and General Release (the "Severance Agreement") with Paul W. Mikos, the Company's Chairman of the Board and former Chief Executive Officer and President. Pursuant to the Severance Agreement, the Company shall provide the following severance benefits to Mr.
Mikos: (i) bi-weekly severance payments that total $1,800,000 over a two-year period commencing July 17, 2001 (the "Severance Date"); (ii) payment of health benefits and life and disability insurance premiums in effect on the Severance Date, for a period of three (3) years and seventeen (17) days commencing on the Severance Date; (iii) ownership of a 2000 Mercedes and 1996 Range Rover and certain artwork; (iv) a lump sum of $30,000 for perquisites; and (v) vesting of all granted options, which shall remain exercisable for the balance of their term. Under the terms of the Severance Agreement, Mr. Mikos releases the Company from any claims, known or unknown.

        The Company has an agreement with Alan M. Purdy providing for a severance payment of at least twenty-four (24) months' salary and bonus if employment with the Company is terminated within twenty-four (24) months of certain changes in ownership of the Company.

        The Company has agreements with Gunnar B. Gooding and Cosmas N. Lykos providing for a severance payment of one (1) year's base salary and bonus if employment with the Company is terminated within twelve (12) months of certain changes in ownership of the Company.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

        The Compensation Committee consists of three (3) non-employee, non-officer, directors and is responsible for setting and administering the policies governing annual compensation and performance goals of the executive officers of the Company.

Compensation Policies and Philosophy

        The Compensation Committee believes that the compensation for the executive officers of the Company should be designed to attract, motivate and retain talented executives responsible for the success of the Company. The Compensation Committee determines the executive officers' compensation levels after examining competitive market levels of similarly situated temporary staffing companies and based upon the achievement of pre-established objectives, individual contribution to the Company and the financial performance of the Company. The Compensation Committee strives to set a fair and competitive base salary for each of its executive officers coupled with an incentive cash bonus tied to annual performance-based individual and Company goals. Additionally, the Company strives to link its executive officers' compensation with the financial performance of the Company and align the financial interests of the executive officers with those of the Company's shareholders by providing equity-based long-term incentives in the form of stock option grants.

Compensation Components and Process

        BASE SALARY. The base salary for each executive officer is determined at levels considered appropriate for comparable positions at other similarly situated temporary staffing companies.

        PERFORMANCE BASED COMPENSATION. The Compensation Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of a cash bonus based on the satisfaction of certain pre-established goals, including the financial performance of the Company. The pre-established goals are a product of the Company's Management By Objective Program ("MBO") in which the Compensation Committee establishes each executive officer's goals after receiving input from each executive officer.

        STOCK OPTIONS. The goal of the Company's stock option grants is to align the interests of executive officers with the interests of the Company's shareholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Compensation Committee determines the amount of stock options according to the executive's position within the Company, recent performance, potential for future responsibility and promotion, and comparable awards made to individuals in similar positions within the staffing industry. It is the general practice of the Company to grant stock options to executive officers when they join the Company. The Compensation Committee believes that these initial grants give the recipients a meaningful stake in the Company's long-term performance, with any ultimate realization of significant value from those options being commensurate with returns available on investments in the Company's Common Stock. In addition to initial grants, the Compensation Committee has adopted a policy of providing additional long-term incentives to the Company's executive officers primarily through periodic stock option grants. The Compensation Committee believes that these incentives are essential to the long-term success of the Company and serve to align the interests of the Company's officers with the interests of its shareholders. Options are exercisable in the future at the fair market value at the time of grant, so that an executive officer granted an option is rewarded only by the appreciation in price of the Company's Common Stock. Such grants, if any, are generally determined by the Compensation Committee after the end of a fiscal year with the input and recommendation of the Company's CEO.

Executive Officer Compensation

        In November 2001, the Compensation Committee granted bonuses to certain executive officers based upon the executives' achievement of pre-established individual MBOs and Company goals, which include the Company's financial performance, based on revenue, income before income taxes, and net income. To ensure that the Compensation Committee achieves its goal of setting competitive compensation levels, the Compensation Committee referenced an analysis by an independent compensation consultant, which concluded that the Company's executive base salaries were competitive with other temporary staffing companies, and that executive bonuses were competitive on a percentage basis to the levels identified by surveys for other temporary staffing companies.

        Regarding compensation to executive officers other than base salary and cash bonuses, the Compensation Committee also administers the Company's Incentive Plan, pursuant to which the Company may grant various stock-based awards intended to compensate Company executive officers and align the interests of recipients with the interests of the Company's shareholders. Through the year ended September 30, 2001 (Fiscal 2001), only stock options and performance grants have been granted under the Incentive Plan, although the Compensation Committee has utilized other types of incentive awards available under the Incentive Plan, including restricted stock grants, in the current fiscal year. In Fiscal 2001, the Compensation Committee awarded certain executive officers stock options based upon their respective work performance, level of responsibility, initiative and achievement of individual MBOs and Company performance goals. The options typically vest in periodic installments over a three year period contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return only if the executive officer remains with the Company and only if the market price of the Company's Common Stock appreciates over the option term.

CEO Compensation

        The Compensation Committee set the performance goals, salary, bonus amount and stock option grant for Fiscal 2001 of the Company's Chief Executive Officer, Greg Palmer, with reference to market standards and satisfaction of certain pre-established MBOs. For Fiscal 2001, Mr. Palmer's annual base salary was $400,000. Mr. Palmer's incentive compensation for Fiscal 2001 consisted of a cash bonus of $160,000 and an option grant to purchase up to 50,000 shares of Common Stock (collectively, the "Incentive Compensation"). The option grant to Mr. Palmer is exercisable in the future at the fair market value at the time of such grant. The Compensation Committee based the Incentive Compensation primarily on Mr. Palmer's satisfaction of his MBOs. Specifically, the MBOs were based on quantitative and qualitative factors such as the Company's actual financial performance, the attainment of certain direct office budgets, the Company's stock performance compared to similar temporary staffing companies and the implementation of the Company's strategic plan. The Company's actual financial performance for Fiscal 2001 in total revenue, earnings per share and its income before income taxes were all below the pre-established target levels. As a result of the Company not achieving the aforementioned performance goals, Mr. Palmer received no bonus for such goals. However, Mr. Palmer's continued implementation of the Company's business strategies, including opening more offices and improving the Profit Before Taxes for certain under-performing offices, resulted in his satisfying certain performance goals and thus resulted in the Compensation Committee's decision to set Mr. Palmer's Incentive Compensation as stated above.

                                        SUBMITTED BY THE COMPENSATION COMMITTEE:

                                              James L. Doti

                                              Mary George (Chair)

                                              J. Michael Hagan


                          REPORT OF THE AUDIT COMMITTEE

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. The Company's management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

        In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has considered whether the independent auditors provision of non-audit services to the Company is compatible with the auditor's independence. During the year ended September 30, 2001, the Company's independent auditors charged the Company the following: audit fees of $155,500, $0 for systems design/implementation services; and $280,127 for all other fees.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended September 30, 2001, for filing with the Securities and Exchange Commission.

                                       SUBMITTED BY THE AUDIT COMMITTEE:

                                              William D. Cvengros

                                              Robert A. Elliott

                                              John B. Zaepfel (Chairman)

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

        During fiscal year 2001, Ms. George, Mr. Cvengros, Dr. Doti and Mr. Hagan all served as members of the Compensation Committee. Mr. Cvengros resigned from the Compensation Committee in January 2001, and subsequently, the Board appointed Ms. George to the Compensation Committee. No current member of the Compensation Committee is a current or former officer or employee of the Company. No executive officer of the Company served on the board of directors or compensation committee of any entity that includes one or more members of the Company's Board.


                             STOCK PERFORMANCE GRAPH

        The stock performance graph set forth below compares the cumulative total shareholder return on the Company's Common Stock for the period from September 27, 1996 and ending on September 30, 2001 with the Nasdaq Stock Market Composite Index, peer issuers in the temporary staffing industry and the Russell 2000 Index. The Company decided to compare its shareholder return with that of the Russell 2000 Index because the Company believes that the Russell 2000 Index includes companies with comparable market capitalization. The graph assumes that $100 was invested on September 27, 1996 in the Company's Common Stock and each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. The comparisons in the graph are required by the Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.







                               PERFORMANCE GRAPH

  DATE       REMEDYTEMP     NASDAQ COMPOSITE     STAFFING COMPOSITE(a)     RUSSELL 2000 INDEX
09/27/96       $100.00          $100.00                 $100.00                  $100.00
09/26/97        113.29           137.27                  132.00                   133.19
09/25/98        111.39           139.44                  102.52                   107.86
10/03/99         71.20           227.82                   81.10                   128.43
10/01/00         60.52           302.47                  118.28                   158.47
09/30/01         60.76           123.63                   78.02                   124.86


    (a) Staffing Composite Index consists of the following temporary staffing companies: Modis Professional Services (formerly Accustaff), Spherion (formerly Interim Services), Kelly Services, Manpower, On Assignment, RemedyTemp, Inc., Robert Half International and Westaff (formerly Western Staff).


   ------------------------------------------------------------------------------------------------------------------
                                        9/27/96     9/26/97      9/25/98     10/03/99     10/01/00       9/30/01
   ------------------------------------------------------------------------------------------------------------------
   RemedyTemp, Inc.                       $ 100     $113.29      $111.39      $ 71.20      $ 60.52       $ 60.76
   Nasdaq Composite Index                 $ 100     $137.27      $139.44      $227.82      $302.47       $123.63
   Russell 2000 Index                     $ 100     $133.19      $107.86      $128.43      $158.47       $124.86
   Temporary Staffing Industry Index      $ 100     $132.00      $102.52      $ 81.10      $118.28       $ 78.02
   ------------------------------------------------------------------------------------------------------------------

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under Section 16(a) of the Securities Exchange Act of 1934, the directors and officers of the Company and persons who own more than ten percent (10%) of the Company's equity securities are required to report their initial ownership of the Company's equity securities and any subsequent changes in that ownership to the Commission and the Nasdaq National Market. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any late filings during the fiscal year ended September 30, 2001. To the Company's knowledge, based solely on its review of the copies of such reports required to be furnished to the Company during the fiscal year ended September 30, 2001, all of these reports were timely filed.

                              SHAREHOLDER PROPOSALS

        Shareholders who wish to include proposals for action at the Company's 2003 Annual Meeting of Shareholders in next year's proxy statement and proxy card must cause their proposals to be received in writing by the Company at its address set forth on the first page of this Proxy Statement no later than September 23, 2002. Such proposals should be addressed to the Company's Secretary, and may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Commission. Additionally, the proxy solicited by the Board for the 2003 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting unless the Company is provided with notice of such proposal no later than December 5, 2002.

                                  OTHER MATTERS

        The Board does not know of any other matters that are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournments and postponements thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

                         INDEPENDENT PUBLIC ACCOUNTANTS

        By selection of the Board, the firm of PricewaterhouseCoopers LLP has served as the Company's independent accountants since 1989. The Board has again selected PricewaterhouseCoopers LLP to serve as the Company's independent accountants for the fiscal year ending September 29, 2002. One or more representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

                           ANNUAL REPORT AND FORM 10-K

        The Company's 2001 Annual Report to Shareholders has been mailed to shareholders concurrently with this Proxy Statement, but such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material. THE COMPANY WILL DELIVER TO ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO REMEDYTEMP, INC., 101 ENTERPRISE, ALISO VIEJO, CALIFORNIA 92656, ATTENTION:
INVESTOR RELATIONS.

Aliso Viejo, California
January 18, 2002

SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION IS APPRECIATED.

                                   APPENDIX A

                            REMEDYTEMP, INC. CHARTER
                FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        1. Members. The Board of Directors shall appoint an Audit Committee of the Board of Directors of at least three (3) members, consisting entirely of "independent" directors of the Board, and shall designate one member as chairperson. For purposes hereof, "independent" shall mean a director who meets the NASD definition of "independence."

            Each member of the Company's Audit Committee must be financially literate and at least one member of the Audit Committee shall have accounting or related financial management expertise, both as provided in the NASD rules.

        2. Purposes, Duties, and Responsibilities. The Audit Committee shall represent the Board of Directors in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries, and shall have general responsibility for surveillance of internal controls and accounting and audit activities of the Company and its subsidiaries. Specifically, the Audit Committee shall:

               (i) Evaluate and recommend to the Board of Directors the firm of independent certified public accountants to be appointed as auditor of the Company, which firm shall be ultimately accountable to the Board of Directors through the Audit Committee.

               (ii) Review with the independent auditor their audit procedures, including the scope, fees and timing of the audit, and the results of the annual audit examination and any accompanying management letters.

               (iii) Review with the independent auditor the written statement from the auditor, required by Independence Standards Board Standard No. 1, concerning any relationships between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor and, based on such review, assess the independence of the auditor.

               (iv) Review and discuss with management and the independent auditor the Company's annual audited financial statements, including a discussion of the auditor's judgment as to the quality of the Company's accounting principles.

               (v) Review with management and the independent auditor the results of any significant matters identified as a result of the independent auditor's interim review procedures prior to the filing of each Form 10-Q or as soon thereafter as possible. The Audit Committee Chair may perform this responsibility on behalf of the Audit Committee.

               (vi) Review the adequacy of the Company's internal controls.

               (vii) Review significant changes in the accounting policies of the Company and accounting and financial reporting rule changes that may have a significant impact on the Company's financial reports.

               (viii) Review with the Company's counsel, any legal matter that could have a significant impact on the Corporation's financial statements

               (ix) Review the adequacy of the Audit Committee Charter on an annual basis, and recommend changes if the Committee determines changes are appropriate.

        3. Meetings. The Audit Committee shall meet as often as may be deemed necessary or appropriate in its judgment, generally four (4) times each year, either in person or telephonically. The Audit Committee shall meet in executive session with the independent auditors at least annually. The Audit Committee shall report to the full Board of Directors with respect to its meetings and shall make such reports to shareholders as are required by applicable regulations or as are deemed advisable in the Committee's judgment. The majority of the members of the Audit Committee shall constitute a quorum.

REVOCABLE PROXY

                                REMEDYTEMP, INC.
                                 101 ENTERPRISE
                         ALISO VIEJO, CALIFORNIA 92656

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby, revoking any proxy previously given, appoints Greg Palmer and Alan M. Purdy, or either of them, each with full power of substitution, as the lawful proxies of the undersigned and hereby authorizes such persons to represent and to vote as designated on this proxy all shares of the Class A Common Stock of RemedyTemp, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of RemedyTemp to be held on February 28, 2002 and at any adjournments or postponements thereof. The matters referred to on this proxy are described in the Proxy Statement for RemedyTemp's Annual Meeting of Shareholders dated February 28, 2002, which is being delivered herewith.


                  CONTINUED ON REVERSE - SIGN, DATE AND RETURN

                                                                     SEE REVERSE
                                                                        SIDE

A  [X]  PLEASE MARK YOUR
        VOTES AS IN THIS
        EXAMPLE

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1. Election of Directors

                FOR                            WITHHOLD
        all nominees listed                    AUTHORITY
     below (except as indicated         to vote for all nominees
       to the contrary below)                 listed below

                [ ]                               [ ]

   NOMINEES: William D. Cvengros, James L. Doti, Robert A. Elliott, Mary George,
             J. Michael Hagan, Robert E. McDonough, Sr., Paul W. Mikos, Greg D. Palmer and John B. Zaepfel

   INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name below.

   -----------------------------------------------------------------------


2. In their discretion, the proxies are authorized to vote upon such other matters and to transact such other business as may properly come before the 2002 Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED ABOVE FOR DIRECTOR.

The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 2002 Annual Meeting.

Please sign, date and promptly return this proxy card using the enclosed reply envelope. Whether or not you plan to attend the 2002 Annual Meeting, you are urged to executed date and return this proxy, which may be revoked at any time prior to its use.


SIGNATURE(S) ________________________________ DATE ________________, 2002
                 Signature of Shareholder

SIGNATURE(S) ________________________________ DATE ________________, 2002
                     If Held Jointly

Please sign your name exactly as it appears hereon. When shares are held by joint tenants both should sign. If you receive more than one proxy card, please sign, date and return all cards received. When signed as attorney, executor, administrators, trustee or guardian, please sign as such and give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.